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Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
And 240.24b-2
Exhibit 10.102
                     R. William Bowen, Jr.
July 17, 2007
Mr. Marcus Wolfinger
Member, Board of Management, Chief Financial Officer
Stratec Biomedical Systems AG
Gewerbestrasse 37
D-75217 Birkenfeld-Graefenhausen
Germany
Dear Marcus:
Subject to the terms of this letter, Gen-Probe hereby accepts Stratec’s performance of Phase 1 design and development activities under the Development Agreement for the Panther Instrument System, as described in Stratec’s Phase 1 Summary Report dated June 12, 2007. Subject to the terms of this letter, Gen-Probe hereby authorizes Stratec to immediately commence Phase 2 activities pursuant to and in accordance with the Development Agreement, as modified by the Phase 1 Summary Report.
Gen-Probe’s authorization to commence Phase 2 activities is subject to the following conditions:
1. Stratec will assume primary responsibility for software development for the Panther instrument, at a fixed cost of [***]. Gen-Probe’s financial obligation under the Development Agreement will increase by this amount, to be paid according to the payment schedule set forth at page 11 of the Phase 1 Summary Report.
2. Section 3.2 of the Development Agreement will be amended to provide that Gen-Probe shall be entitled to purchase and Stratec shall be
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Mr. Marcus Wolfinger
July 17, 2007

required to sell up to [***] Panther Prototypes at a transfer price of [***] per unit, plus the cost of [***]. This number of Panther Prototypes is an increase of [***] over the number originally set by the Development Agreement.
3. Section 3.2 of the Development Agreement will be amended to provide that Gen-Probe shall be entitled to purchase and Stratec shall be required to sell up to [***] Panther Validation Instruments (validation units in Stratec’s terminology) at a transfer price of [***] per unit, plus the cost of [***]. This number of Panther Validation Instruments is an increase of [***] over the number originally set by the Development Agreement.
Gen-Probe acknowledges and accepts the increase in price for Pre-Production and Series Production Instruments, as set forth in Section 3.7 of the Phase 1 Summary Report.
We ask that Stratec signify its acceptance of the foregoing conditions by signing and returning a copy of this letter.
Sincerely,
/s/ R. William Bowen, Jr.

R. William Bowen, Jr. Senior Vice President & General Counsel
Acknowledged and agreed:
STRATEC Biomedical Systems AG
By /s/ Hermann Leistner
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